Exhibit 10.1
FIRST AMENDMENT TO PROMISSORY NOTE
     THIS FIRST AMENDMENT TO PROMISSORY NOTE (the “First Amendment”) is entered into effective as of March 2, 2009, among LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (“Borrower”) and PEGASUS PARTNERS IV, L.P., a Delaware limited partnership (“Lender”). Unless stated otherwise, each term defined in the Note has the same meaning when used in this First Amendment.
     WHEREAS, Borrower has executed and delivered that certain Promissory Note in the principal sum of $1,950,000 dated as of December 18, 2008, payable to the order of Lender (as renewed, extended, amended, or restated from time to time, the “Note”); and
     WHEREAS, at Borrower’s request, Lender has agreed to extend the stated Maturity Date of the Note to July 31, 2009.
     NOW, THEREFORE, in consideration of these premises and other sufficient and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, as follows:
     1. AMENDMENTS.
(a) The stated Maturity Date is amended to replace “March 2, 2009” with “July 31, 2009.”
(b) Paragraph 4 is hereby amended in its entirety to read as follows:
     “4. Prepayments. The unpaid principal balance of this Note may be prepaid in whole or in part at anytime without premium or penalty. Subject to Paragraph 15, a portion of the net cash proceeds of any Offering (as defined in that certain Promissory Note made by Borrower in the principal amount of $7,000,000, dated as of February 13, 2009, payable to Lender (as renewed, extended, amended, or restated from time to time, the “February Note”)) shall be applied to the payment of: (i) the unpaid principal of the February Note, together with the accrued interest thereon; and (ii) the unpaid principal of this Note and Borrower’s other outstanding unsecured bridge loans, together with the accrued interest thereon.”
     2. CONDITIONS PRECEDENT. This First Amendment is effective only upon the execution and delivery of this First Amendment by both Borrower and Lender.
     3. NO OTHER AMENDMENTS. Except as expressly amended herein, the terms of the Note shall remain in full force and effect.
     4. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     5. OTHER AGREEMENTS. This First Amendment and the Note, together with the other documents and instruments delivered in connection therewith, represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the parties. There are no unwritten oral agreements between the parties.
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Signature Pages follow.]

EXECUTED as of the date first stated above. BORROWER: LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation
By:	/s/ Stephen Hamilton
	Name:	Stephen Hamilton
	Title:	VP Finance

LENDER: PEGASUS PARTNERS IV, L.P., a Delaware limited partnership
By:	Pegasus Investors IV, LP its general partner
By:	Pegasus Investors IV GP, L.L.C., its general partner
By:	/s/ Steven Wacaster
	Name:	Steven Wacaster
	Title:	Vice President

Signature Page to
First Amendment to Promissory Note